Exhibit 10.26

STOCK OPTION GRANT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this              day of                     , 201         between Kraton Performance Polymers, Inc. (the “Company”) and                                          (the “Participant”).

WHEREAS, the Company has adopted and maintains the Kraton Performance Polymers, Inc. 2009 Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its shareholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby Grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to                     shares of Common Stock of the Company.

2. Grant Date. The Grant Date of the Option hereby granted is                                         , 201        .

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meanings given to such terms in the Plan.

4. Exercise Price. The exercise price of each share underlying the Option hereby granted is $            .

5. Vesting Date. The Option shall become exercisable as follows: one-third (1/3) of the underlying Common Stock shall become exercisable on each of the first three anniversaries of the Grant Date (each anniversary, a “vesting date”). Notwithstanding the foregoing, if within the one-year period following a Change in Control the Participant’s employment is terminated by the Company or its affiliate without Cause, all outstanding Options held by such Participant shall become immediately exercisable as of the effective date of such termination of the Participant’s employment subject to the Participant’s execution of an effective general release and waiver of all claims against the Company, its affiliates and their respective officers and directors related to the Participant’s employment, in a form acceptable to the Company at the Participant’s termination of employment.

6. Expiration Date. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant’s employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of

(i) 90 days after the Participant’s termination of employment other than for Cause, Retirement, death, or Disability; (ii) one year after termination of the Participant’s employment by reason of death, Retirement or Disability; (iii) the commencement of business on the date the Participant’s employment is, or is deemed to have been, terminated for Cause; or (iv) the tenth anniversary of the Grant Date.

For purposes of this Agreement “Disability” has the meaning ascribed to it in the Company’s long-term disability plan and “Retirement” has the meaning set forth in the Company’s defined benefit pension plan regardless of whether or not the Participant participates in such plan.

“Cause” means (i) a material breach by the Participant of any of the Participant’s obligations under any written agreement with the Company or any of its affiliates, (ii) a material violation by the Participant of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to employees at your grade level, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or its affiliates (other than as a result of physical or mental illness or injury); (iv) the Participant’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its affiliates; (v) the Participant’s fraud or misappropriation of funds; or (vi) the commission by the Participant of a felony or other serious crime involving moral turpitude; provided that if the Participant is a party to an employment agreement with the Company or its affiliate (an “Employment Agreement”) at the time of his or her termination of employment and such Employment Agreement contains a different definition of “cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Agreement.

If a Participant is terminated without Cause and, within the twelve (12) month period subsequent to such termination of employment, the Company determines in good faith that the Participant’s employment could have been terminated for Cause, subject to anything to the contrary that may be contained in the Participant’s Employment Agreement at the time of his or her termination of employment, the Participant’s employment will, at the election of the Company, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Limitation on Transfer. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign the Participant’s rights with respect to the Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the Committee Grants such authorization, the Participant may assign the Participant’s rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan.

9. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the provisions governing conflict of laws.

12. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Kraton Performance Polymers, Inc.

By:
Name: Richard A. Ott
Title: Vice President, Human Resources

[Name]

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